EXHIBIT 99.2

Advaxis, Inc
212 Carnegie Center, Ste 206
Princeton, NJ 08540
Tel: 609 895 7150

August 1, 2005

Dear Advaxis Shareholder,

The update letter attached hereto contains certain statements, which are forward-looking statements that involve risks and uncertainties. The statements contained therein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

J. Todd Derbin

Chief Executive Officer

Advaxis, Inc.

Advaxis, Inc
212 Carnegie Center,
Suite 206
Princeton, NJ 08540
Tel: 609 895 7150

August 1, 2005

Dear Advaxis Shareholder:

Advaxis was founded to advance the immuno-therapeutic treatment in cancer in all indications using a novel Listeria monocytogenes based delivery system. Advaxis’ platform technology serves as a solid foundation for utilizing multiple mechanisms of immunity to develop more effective and safer cancer vaccines with proven efficacy. Advaxis’ Listeria fusion vaccine technology, LOVAXIN, represents the next generation of immunotherapy that mobilizes multiple immunological mechanisms (classical, cellular, and innate). The patented system is a broadly enabling platform technology applicable to treat most types of cancer, infectious diseases, and allergies. Dr. Yvonne Paterson, noted thought leader in developing novel therapeutics to treat cancer, continues to guide Advaxis’ science as the Company progresses towards clinical trials.

There were many significant accomplishments during 2005:

•	Awarded $250,000 in grants from the NIH for development of her/2 drug for breast cancer.

•	Accelerated Clinical Development:
o	Initiated important toxicology work required to develop Lovaxin-C for clinical trials. A completion date of August 2005 has been targeted.
o	Conducted necessary clinical materials and CMC (Chemistry Manufacturing and Control) protocols necessary to carry clinical programs through Phase I and II and into Phase III trials.
o	Engaged Pharm Olam International to be corporate CRO (Contract Research Organization). Clinical sites and investigators have been identified, and negotiations are ongoing.
o	Planned commencement for Lovaxin-C clinical trial by 3rd Q 2005.

•
Completed process development and GMP manufacturing scale up with sufficient GMP material to meet clinical trial requirements for the next two years, with attractive anticipated long term costs of manufacturing;

•	Broadened corporate visibility among the investment community by transitioning from a private company into a publicly traded entity (OTCBB: ADXS) and raised approximately $4.3M in the process.

•
Recruited two key additions to the Advaxis Management team. Dr. John Rothman, whose credentials include extensive experience in biotechnology, and positions at Schering and as Director of Clinical Research, and Sr. Director of Clinical at Hoffmann-La Roche. will serve as Advaxis’ Vice President of Clinical Development. Dr. Vafa Shahabi, brings 12 years of experience in vaccine research to Advaxis.  Previously, she worked as a Sr. Research Scientist at Wyeth, developing vaccines against viral infections such as HIV and HPV-associated tumors.  Dr. Shahabi has also worked at the Medical School of the University of Gothenburg-Sweden and as a postdoctoral fellow at School of Medicine-University of Pennsylvania, where she developed Listeria monocytogenes-based vaccines with Dr. Yvonne Paterson. Mr. Richard Berman, a seasoned Wall Street veteran with expertise in guiding public companies, has joined our Board of Directors.

•	Established the company’s laboratory to support Advaxis research and pipeline development.

It is noteworthy that Advaxis has gone from the initial licensing discussions into clinical trials in three years. The Company is continuing to execute its business plan, and building value in its technology, intellectual property and management team. The milestones listed above provide a strong foundation that enable Advaxis to continue moving forward with two goals: propelling the Company’s scientific contributions to enhance the health and well being of mankind, and increasing value for new and existing shareholders. From a business perspective we are guided by the noble underpinning associated with our Company and are pleased that you are able to join us on this journey as a valued shareholder.

We look forward to reporting on our continued progress.

Sincerely,

J. Todd Derbin

President & Chief Executive Officer